UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


     Date of report (Date of earliest event reported) January 3, 2006
                                                      ----------------

                         CYCLE COUNTRY ACCESSORIES CORP.
                        ---------------------------------

             (Exact name of registrant as specified in its charter)

           NEVADA                   333-68570             42-1523809
     -----------------           ----------------   --------------------
(State or other jurisdiction      (Commission File      (IRS Employer
  of incorporation)                   Number)        Identification Number)


                       2188 Highway 86 Milford, Iowa  51351
       ---------------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code    (712) 338-2701

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ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On January 3, 2006 the registrant held a conference call regarding its earnings for the fourth quarter of 2005. The telephonic replay of the conference call will be available on the registrant's website until January 23, 2006.



ITEM 7.01.  REGULATION FD DISCLOSURE.

On January 3, 2006 the registrant held a conference call regarding its earnings for the fourth quarter of 2005. During that call the registrant also disclosed that during October and November of 2005 the registrant achieved revenue of approximately $3.8 million with gross profit of 51% or approximately $2 million, before allocation of indirect costs. The registrant also had net income of approximately 14% and earnings per share of approximately $0.08. December revenue was between approximately $1.5 million and $1.7 million, giving the registrant first quarter 2006 revenue of approximately $5.4 million. The telephonic replay of the conference call will be available on the registrant's website until January 23, 2006


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CYCLE COUNTRY ACCESSORIES CORP.

Date   January 4, 2006
    ----------------------

                                    By: /s/ Ronald C. Hickman
                                        --------------------------
                                            Ronald C. Hickman
                                            Principal Executive Officer,
                                            President and Director






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